EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration  Statement (Form S-8)  pertaining to the 2004 National Coal Corp. Option Plan of our report dated March 31, 2010 with respect to the consolidated financial statements of National Coal Corp.,  included in the Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
August 10, 2010